Exhibit 10.19

CONTINUING GUARANTY AGREEMENT

This CONTINUING GUARANTY AGREEMENT (the “Guaranty”) is made as of this 25th day of August, 2005 by IWT TESORO INTERNATIONAL LTD., a Bermuda corporation, IWT TESORO TRANSPORT, INC., a Florida corporation, THE TILE CLUB, INC., a Delaware corporation, and IMPORT FLOORING GROUP, INC., a Delaware corporation (collectively, “Guarantor”) in favor and for the benefit of LAURUS MASTER FUND, LTD. (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender has agreed to make loans and advances (collectively, the “Loan”) and otherwise extend credit to IWT Tesoro Corporation, a Nevada corporation and International Wholesale Tile, Inc., a Florida corporation (collectively, the “Borrower”) pursuant to the terms of a Security Agreement dated as of August 25, 2005 (as amended, modified, supplemented and restated from time to time, the “Security Agreement”) among Borrower and Lender and each Ancillary Agreement referred to in the Security Agreement (the Security Agreement and each Ancillary Agreement as amended, modified, supplemented and restated from time to time, collectively, the “Loan Documents”);

WHEREAS, Guarantor is an affiliate and/or subsidiary of Borrower and, as such, has and will derive substantial benefits from the making of such loans, advances and extensions of credit to Borrower by Lender; and

WHEREAS, in consideration of such benefits, Guarantor has agreed to guarantee the payment and performance of Borrower’s obligations to Lender;

NOW, THEREFORE, Guarantor agrees as follows:

1.                                       Guaranty of Payment and Performance.   Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and punctual payment and performance of any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of Borrower to Lender of any kind or nature, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, confirmation, currency exchange, interest rate protection arrangement, overdraft, or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly by Lender or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether under any present or future document, agreement or other instrument, and whether or not evidenced by a writing and specifically including, unpaid principal, plus all accrued and unpaid interest thereon, together with all fees, expenses, commissions, charges, penalties and other amounts owing by or chargeable to Borrower under the Loan Documents and all obligations or indebtedness of Borrower for post-petition interest, fees, costs and charges that would have accrued thereon but for the commencement by or against Borrower of a case under Title 11, United States Code (collectively, the “Obligations”), as and when the same shall become due and payable, whether at maturity, by acceleration or otherwise.

2.                                       Maximum Guaranteed Amount.  Notwithstanding any other provision of this Guaranty to the contrary, if the obligations of Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights or creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of Guarantor’s liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of liability shall, without any further action by Guarantor or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in action or proceeding.

3.                                       Continuing Nature.  This Guaranty is a primary and original obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and not of collectibility and is in no way conditioned or contingent upon any action or omission by Lender, including any requirement that Lender first attempt to collect any of the Obligations from Borrower or resort to any security therefor, or upon any other action, occurrence, or circumstance whatsoever other than the failure of Borrower to promptly and completely make any payment due to Lender in respect to the Obligations as and when the same become due and payable, whether at maturity, by acceleration or otherwise.  This Guaranty is in addition to, and not in substitution for or in reduction of, any other guaranty by Guarantor or any other guarantor in favor of Lender.  This Guaranty shall be continuing and shall not be discharged, impaired or affected by (i) the power or authority or lack thereof of Borrower to incur or contract for the Obligations or to execute, acknowledge or deliver any document, agreement or other instrument evidencing, securing or otherwise executed in connection with the Obligations; (ii) the regularity or irregularity, validity or invalidity, or enforceability or unenforceability of the Obligations; (iii) any defenses or counterclaims whatsoever that Borrower may or might have to the payment or performance of the Obligations or to the assertion of a default under any document, agreement or other instrument evidencing, securing or otherwise executed in connection with the Obligations including, but not limited to, lack of consideration, statute of frauds, infancy, breach of warranty, lender liability, usury, fraud and statute of limitations; (iv) the existence or non existence of Borrower as a legal entity; (v) the transfer by Borrower of all or any part of the property securing the Obligations; (vi) any right of setoff, counterclaim or defense (other than the payment and performance of the Obligations in full) that Guarantor may or might have to its respective undertakings, liabilities and obligations under this Guaranty, each and every such defense being hereby waived by Guarantor; or (vii) the inability of Lender to claim any amount of interest, fees, costs, or charges from Borrower pursuant to Section 506(b) of the United States Bankruptcy Code, as amended.

4.                                       Guarantor’s Agreement To Pay.  Guarantor further agrees, as the principal obligor and not as a guarantor or surety only, to pay to Lender, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to the rate of interest then due under the Loan Agreement; provided, however, that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

5.                                       Unlimited Guaranty.  The liability of the Guarantor hereunder shall be unlimited.

6.                                       Waivers by Guarantor; Lender’s Freedom to Act.  Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their representative terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto.  Guarantor waives presentment, demand, protest, notice of acceptance, notice of obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium or other similar law now or hereafter in effect, any right to require the marshalling of assets of Borrower, and all suretyship defenses generally.  Without limiting the generality of the foregoing, Guarantor agrees to the provisions of any document, agreement or other instrument evidencing, securing or otherwise executed in connection with any Obligations and agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any right or remedy against Borrower; (ii) any extensions or renewals of any Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any document, agreement or other instrument evidencing, securing or otherwise executed in connection with the Obligations; (iv) the substitution or release of any person or entity primarily or secondarily liable for the Obligations; (v) the adequacy of any rights or remedies Lender may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights or remedies Lender might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor.

7.                                       Proceedings on Default.  Upon the failure of Borrower to promptly and completely make any required payment and performance of the Obligations, Lender may, at its option: (a) proceed directly and at once without notice of such default, against Guarantor to collect and recover the full amount of the liability hereunder, or any portion thereof, without proceeding against Borrower or any other person, or endorser, surety or guarantor, or foreclosing upon, selling, or otherwise disposing of, or enforcing, or collecting or applying any property, real or personal, Lender may then have as security for the Obligations, and without enforcing or proceeding under any other guaranty; (b) sell the real and personal property Lender may then have as security for the Obligations under the power of sale contained in any mortgage deed, security agreement or similar instrument pursuant to which such property is held or to which such property is subject or sell such property through judicial foreclosure, as Lender may elect, notice of any such election being expressly waived by Guarantor, and proceed against Guarantor for an amount equal to the difference between the net proceeds of such sale to Lender and the amount of the Obligations then due and owing.  Nothing herein shall prohibit Lender from exercising its rights against Guarantor, any other guarantor, endorser, or surety, the security, if any, for the Obligations, and Borrower simultaneously, jointly and/or severally.

8.                                       Representations.  Guarantor represents and warrants to Lender that this Guaranty does not violate the provisions of any document, agreement or other instrument by which Guarantor is bound; no consent or authorization is required as a condition to the execution of this

Guaranty; Guarantor is fully aware of the financial condition of Borrower; Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and understanding of the transaction of which this Guaranty is a part and in no part upon any representation or statement of Lender with respect thereto; Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower’s financial condition or business operations as Guarantor may deem material to his obligations hereunder and Guarantor is not relying upon, nor expecting Lender to furnish Guarantor with, any information in Lender’s possession concerning Borrower’s financial condition or business operations.  Guarantor acknowledges and agrees that he hereby knowingly accepts the full range of risk encompassed within a contract of “continuing guaranty”, which risk includes, without limitation, the possibility that Borrower will incur or contract for additional indebtedness for which Guarantor will be liable hereunder.

9.                                       Independent Obligation.  The obligations of Guarantor hereunder shall be absolute and unconditional and are independent of the obligations of Borrower or of any other person, endorser, surety or guarantor.

10.                                 Changes in Financial Condition.  In the event that a material adverse change in Guarantor’s financial condition should occur, the Obligations shall, at Lender’s election, be deemed for the purposes of this Guaranty to have become matured and, at Lender’s election, Guarantor shall promptly pay to Lender the entire amount of the Obligations, and Lender may take any action deemed necessary or advisable to enforce this Guaranty.

11.                                 Bankruptcy.  All of the Obligations shall, at the option of Lender, forthwith become due and payable if there shall be filed against Borrower or Guarantor a petition in bankruptcy or for insolvency proceedings or for reorganization, dissolution or liquidation, or for appointment of a receiver or trustee, or if Borrower or Guarantor makes an assignment for the benefit of creditors.  This Guaranty shall remain in full force and effect, without abatement, until the Obligations have been paid or performed in full and all other obligations guaranteed hereunder have been performed to the satisfaction of Lender, it being expressly understood and agreed to by Guarantor that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential, set aside or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower all as though such payment had not been made, to Borrower or a trustee, receiver or any other party.  Guarantor understands and agrees that in the event Lender is required to so return all or any portion of a payment received from Borrower, Guarantor shall be required to pay Lender for such amount.

12.                                 Unenforceability of Obligations Against Borrower.  If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times had been the principal obligor on all such Obligations.  In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower or for any other reason, all such amounts otherwise subject to acceleration under the terms of any document, agreement or other instrument evidencing, securing or otherwise executed in connection with any of the Obligations shall be immediately due and payable by Guarantor.

13.                                 Waiver of Subrogation/Subordination.  Guarantor hereby waives to the fullest extent possible against any of the primary obligors and their assets (i) any right of subrogation, indemnity, reimbursement, right to enforce any remedy which Lender now has or may hereafter have against Borrower, any endorser or any guarantor of all or any part of any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of the Obligations or any other liability of to Lender until all amounts owing to Lender by Borrower on account of the Obligations are indefeasibly paid in full and Lender’s obligation to extend credit pursuant to the Loan Documents has been irrevocably terminated.  Guarantor and Lender intend the preceding waivers to be for the benefit of Borrower and their permitted successors and assigns as an absolute defense against Borrower or their assets that arises out of Guarantor having made any payment to Lender with respect to the Obligations.  The Guarantor agrees that any and all claims of Guarantor against Borrower, any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full, of the Obligations.  Guarantor, in its capacity as a guarantor, also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty.  Guarantor, in its capacity as a guarantor, further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest or documents evidencing all or any part of the Obligations is due and notice of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person.  If, notwithstanding the foregoing, Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amount shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Obligations without affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

14.                                 Payments.  Guarantor covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms of the rights of the Lender with respect thereto.  Without limiting the generality of the foregoing, Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than dollars of the United States of America or at a place other than the place specified for the payment of the Obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to dollars of the United States of America and transferred to the Lender under normal banking procedures does not yield the amount of dollars of the United States of America due thereunder.

15.                                 Taxes.  All payments hereunder shall be made without any counterclaim of setoff, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter been imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Guarantor hereunder.  If for any reason, any such reduction is made or any Taxes are paid by the Lender, Guarantor will pay to the Agent on behalf of the Lender the additional amounts as may be necessary to ensure that it receives the same net amount which it would have received had no reduction been made of Taxes paid.

16.                                 Further Assurances.  Guarantor agrees that it will provide to Lender information relating to the financial condition and business operations of Guarantor as Lender may reasonably request.

17.                                 Successors and Assigns.  This Guaranty shall be binding upon Guarantor and its heirs, executors, personal representatives, successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, Lender may assign or otherwise transfer any document, agreement or other instrument held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein to any other Person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all rights in respect thereof granted to Lender herein.

18.                                 Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Lender.  No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

19.                                 Notices.   All notices, requests, demands, and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or at such address as either party may designate in writing.

If to Laurus:	Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Fl.
New York, New York 10022
	Attention:	John E. Tucker, Esq.
	Telephone:	(212) 541-4434
	Telecopier:	(212) 541-5800

With a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
	Attention:	Scott J. Giordano, Esq.
	Telephone:	(212) 407-4000
	Facsimile:	(212) 407-4990

If to Guarantor:	IWT Tesoro Corporation
191 Post Road West
Westport, Connecticut 06880
	Attention:	Henry J. Boucher, Jr., CEO
	Telephone:	(203) 221-2770
	Facsimile:	(203) 221-2797

With a copy to:	Rader and Coleman, P.L.
2101 N.W. Boca Raton Blvd., Suite 1
Boca Raton, Florida 33431
	Attention:	Gayle Coleman, Esq.
	Telephone:	(561) 368-0545
	Facsimile:	(561) 367-1725

20.                                 Joint and Several Obligations.  If this Guaranty is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such persons and their respective heirs, executors, administrators, legal representatives, successors and assigns.

21.                                 Governing Law; Consent to Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GUARANTOR, ON THE ONE HAND, AND LENDER, ON THE OTHER HAND, PERTAINING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.  GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR IN ACCORDANCE WITH SECTION 19 AND

THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

22.                                 Termination.  This Guaranty shall remain in full force and effect, without abatement, until the Obligations have been paid or performed in full and all other obligations guaranteed hereunder have been performed to the satisfaction of Lender.

23.                                 Amendments and Modifications.  The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions and modifications of the Obligations and the documents, agreements and other instruments evidencing, securing or otherwise executed in connection with the Obligations, and all references to the Obligations and such documents, agreements or instruments shall be deemed to include any renewal, extension, amendment or modification thereof.

24.                                 Waiver of Jury Trial.  GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS GUARANTY IS A PART AND/OR THE ENFORCEMENT OF ANY OF ITS RIGHTS AND REMEDIES.  GUARANTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

25.                                 Miscellaneous.  This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other document, agreement or other instrument and this Guaranty shall be in addition to any other guaranty of the Obligations.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  All section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

[Signature Pages Follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

THE TILE CLUB, INC.

By:
Name:
Title:

IWT TESORO INTERNATIONAL LTD.

By:
Name:
Title:

IWT TESORO TRANSPORT, INC.

By:
Name:
Title:

IMPORT FLOORING GROUP, INC.

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this       day of August, 2005, before me the undersigned officer, personally appeared                     , who acknowledged himself to be the                                of The Tile Club, Inc., a Delaware corporation, and that he/she, as such                               , being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

Notary Public
My commission expires:

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this       day of August, 2005, before me the undersigned officer, personally appeared                     , who acknowledged himself to be the                           of IWT Tesoro International Ltd., a Bermuda corporation, and that he/she, as such                             , being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

Notary Public
My commission expires:

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this       day of August, 2005, before me the undersigned officer, personally appeared                          , who acknowledged himself to be the                              of IWT Tesoro Transport, Inc, a Florida corporation, and that he/she, as such                                   , being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

Notary Public
My commission expires:

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this       day of August, 2005, before me the undersigned officer, personally appeared                          , who acknowledged himself to be the                              of Import Flooring Group, Inc., a Delaware corporation, and that he/she, as such                             , being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

Notary Public
My commission expires: